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              AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 18th day of Jan., 2013 between Hartford Life Insurance Company ("Hartford"), Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., ("Advisor"), and Thornburg Securities Corp. a Delaware corporation ("Distributor").

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement as set forth herein,

NOW, THEREFORE, the parties agree as follows:

1. Schedules A and B shall be replaced by the attached Schedules A and B.

2. Revised Section 5.1:

   Section 5.1 shall read:

The Advisor shall pay the fees and expenses provided for in the attached SCHEDULE B. The Company will calculate the amount of the fee at the end of each payment period and submit an invoice to the Advisor within 30 days of the end of the payment period for which payment is due. The invoice will contain the total number of participants then existing at the end of that payment period for each Fund. Notwithstanding anything else contained herein or in the Agreement, the Account Servicer understands and agrees that Thornburg shall not pay the Account Servicer any Service Fees with respect to assets of the Funds which are held on behalf of defined benefit plans.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE                   THORNBURG INVESTMENT
COMPANY                                   MANAGEMENT, INC.

By:    /s/ Eric Wietsma                   By:    /s/ Sasha Wilcoxon
       -------------------------------           -------------------------------
Name:  Eric Wietsma                       Name:  Sasha Wilcoxon
       -------------------------------    Title: Managing Director
Title: Senior Vice President
       -------------------------------    Date:  1/23/13
Date:  3/11/13                                   -------------------------------
       -------------------------------

HARTFORD SECURITIES                       THORNBURG SECURITIES, INC.
DISTRIBUTION COMPANY, INC.

By:    /s/ Eamon J. Twomey                By:    /s/ Sasha Wilcoxon
       -------------------------------           -------------------------------
Name:  Eamon J. Twomey                    Name:  Sasha Wilcoxon
       -------------------------------    Title: Vice President
Title: VP, CEO & COO                      Date:  1/23/13
       -------------------------------           -------------------------------
Date:  3/4/13
       -------------------------------

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                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
----------
K, Kl, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS
-------------------
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Separate Account Two, Separate Account Eleven


                                   PORTFOLIOS

Value Fund R3                         TVRFX
International Value R3                TGVRX
Core Growth R3                        THCRX
Investment Income Bldr R3             TIBRX
Global Opportunities R3               THORX
International Growth R3               TIGVX
Limited Term Income R3                THIRX
Limited Term US Govt R3               LTURX
Value Fund R4                         TVIRX
International Value R4                THVRX
Core Growth R4                        TCGRX
Investment Income Bldr R4             TIBGX
Global Opportunities R4               THOVX
International Growth R4               TINVX
Value Fund R5                         TVRRX
International Value R5                TIVRX
Core Growth R5                        THGRX
Investment Income Bldr R5             TIBMX
Global Opportunities R5               THOFX
International Growth R5               TINFX

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Strategic Income R3                   TSIRX
Strategic Income R5                   TSRRX
Limited Term Income R5                THRRX
Limited Term US Govt R5               LTGRX
Developing World R5                   THDRX
International Value R6                TGIRX
International Growth R6               THGIX
Developing World R6                   TDWRX



                                   SCHEDULE B

In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of receipt of an invoice from Hartford.

                                                            SERVICE
PORTFOLIO                                                   FEES
--------------------------------------------------------------------
Thornburg Value R3                                          0.25%
Thornburg International Value R3                            0.25%
Thornburg Core Growth R3                                    0.25%
Thornburg Investment Income Builder R3                      0.20%
Thornburg Global Opportunities R3                           0.20%
Thornburg International Growth R3                           0.20%
Thornburg Strategic Income R3                               0.05%
Thornburg Limited Term Income R3                            0.05%
Thornburg Limited Term US Govt R3                           0.05%
Thornburg Value Fund R4                                     0.25%
Thornburg International Value R4                            0.25%
Thornburg Core Growth R4                                    0.25%
Thornburg Investment Income Builder R4                      0.25%
Thornburg Global Opportunities R4                           0.25%
Thornburg International Growth R4                           0.25%
Thornburg Value Fund R5                                     0.20%
Thornburg International Value R5                            0.20%
Thornburg Core Growth R5                                    0.20%
Thornburg Investment Income Bldr R5                         0.20%
Thornburg Global Opportunities R5                           0.20%
Thornburg International Growth R5                           0.20%
Thornburg Developing World R5                               0.20%
Thornburg Strategic Income R5                               0.05%
Thornburg Limited Term Income R5                            0.05%
Thornburg Limited Term US Govt R5                           0.05%
Thornburg International Value R6                            0.00%
Thornburg International Growth R6                           0.00%
Thornburg Developing World R6                               0.00%

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In addition to the fees set forth in this Agreement, the Company will receive a
12b-1 fee in accordance with the then current prospectus of the applicable Fund.

SERVICES TO BE PERFORMED INCLUDE:

      (a)   assist in processing customer purchase and redemption requests;
      (b)   answer customer inquiries regarding account status and history;
      (c) assist customers in designating and changing account designations and addresses;
      (d)   provide periodic statements showing customer account balances;
      (e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;
      (f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and
      (g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.

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